SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut		06854
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 22, 2010, EDGAR Online, Inc. (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 23, 2010, among the Company, UBM Acquisition Corp., a Washington corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), and UBmatrix, Inc., a Washington corporation (“UBmatrix”). As such, upon the terms and subject to the conditions of the Merger Agreement, Acquisition Sub merged with and into UBmatrix with UBmatrix surviving as a subsidiary of the Company (the “Merger”). At the effective time of the Merger, all of the outstanding shares of capital stock of UBmatrix were converted into the right to receive an aggregate of 74,379 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) and an aggregate of 2,685,088 shares of the Company’s common stock (the “Common Stock”). Of these shares, all of the shares of Series C Preferred Stock and 1,063,046 shares of the Common Stock are issuable at closing, while approximately 1,622,042 shares of the Common Stock are being paid into escrow to secure the post-closing indemnification obligations of the UBmatrix stockholders.

Item 3.02	Unregistered Sales of Equity Securities.

Information regarding the Series C Preferred Stock and Common Stock issued in the Merger set forth in Item 2.01 is incorporated in this Item 3.02.

Also on November 22, 2010, the Company sold 12,637 shares of Series C Preferred Stock to certain shareholders of UBmatrix pursuant to that certain Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated June 23, 2010, between the Company and such shareholders. The aggregate purchase price for such shares was $2,000,000 in cash.

The shares of Series C Preferred Stock and the Common Stock issued to the shareholders of UBmatrix in connection with the Merger, and the shares of Series C Preferred Stock sold under the Purchase Agreement, have been issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Each share of Series C Preferred Stock is convertible into a number of shares of the Common Stock determined by dividing the sum of the purchase price per share plus accrued dividends by an initial conversion price of $1.4481 per share, subject to adjustment. The holders of the Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such holder’s Series B Preferred Stock are convertible. The Series C Preferred Stock contains a compounding, cumulative 11.66% per annum paid-in-kind dividend payable upon conversion of the Series C Preferred Stock. Following January 28, 2015, the dividend shall no longer accrue unless declared by the Board of Directors of the Company.

The Certificate of Designation with respect to the Series C Preferred Stock is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

(i) The audited financial statements and unaudited interim financial statements of UBmatrix required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Series C Convertible Preferred Stock of the Company.

99.1	Press Release, dated November 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/S/ DAVID PRICE
David Price
Executive Vice President and Chief Financial Officer

Dated: November 29, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Series C Convertible Preferred Stock of the Company.

99.1	Press Release, dated November 23, 2010.